UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 12, 2022

Forge Global Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39794	98-1561111
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

415 Mission St. Suite 5510 San Francisco, California (Address of principal executive offices)	94105 (Zip Code)

(415) 881-1612

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FRGE	NYSE
Warrants, each exercisable for one share of common stock at an exercise price of $11.50	FRGE WS	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On April 12, 2022, based upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Forge Global Holdings, Inc. (the “Company”), the Board appointed James Herbert, II as a Class II director, with his initial term expiring at the Company’s 2024 annual meeting of stockholders. In connection with Mr. Herbert’s appointment, and pursuant to the Company’s bylaws, the Board increased the number of directors from seven to eight. In addition, the Board appointed Mr. Herbert to serve as a member of the Compensation Committee of the Board on the same date.

Mr. Herbert founded First Republic Bank in 1985, serving as its Chairman and CEO before being appointed Executive Chairman in March 2022. Previously, he was the founding CEO, President and a director of San Francisco Bancorp from 1980 to 1985. He served as the Federal Reserve’s Twelfth District member of the Federal Advisory Council from 2018 to 2020 and was also a member of the U.S. Department of the Treasury’s Community Development Advisory Board. Mr. Herbert holds board/trustee positions with the San Francisco Ballet Association (formerly Chair); Lincoln Center for the Performing Arts (Executive Committee), New York; and The BASIC Fund. He is also Founder and Board Chair of Chelsea Factory, a New York arts and cultural center. Mr. Herbert served as a trustee of Babson College from 2015 to 2021. He received his Bachelor of Science degree from Babson College in 1966 and his Master of Business Administration degree from New York University in 1969.

Mr. Herbert’s compensation as a director will be consistent with the compensation policies applicable to the Company’s other non-employee directors. The Company will enter into its standard form of indemnification agreement with Mr. Herbert in connection with his appointment to the Board.

Mr. Herbert, through the James and Cecillia Herbert 1994 Revocable Trust, purchased 75,000 shares of the Company’s common stock (for a purchase price of $750,000) in a private placement transaction that closed on March 21, 2022 (the “PIPE Financing”), concurrently and in connection with the closing of the Company’s business combination. Mr. Herbert’s transaction was on the same terms as the other investors who purchased shares in the PIPE Financing pursuant to certain subscription agreements dated September 13, 2021.

Other than the above indemnification agreement and PIPE Financing transaction, there are no other related party transactions between the Company and Mr. Herbert (or any of his immediate family members) requiring disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Herbert and any other persons pursuant to which he was appointed a director of the Company, and there are no family relationships between Mr. Herbert and any director or executive officer of the Company.

A press release announcing Mr. Herbert's appointment to the Board is attached as Exhibit 99.1 and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated April 15, 2022
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forge Global Holdings, Inc.

Date: April 15, 2022	By:	/s/ Kelly Rodriques
	Name:	Kelly Rodriques
	Title:	Chief Executive Officer